PRESS RELEASE

For further information, contact:
                    Robert L. Savage, Jr. of CCB  (919) 683-7645
                    Michael Trimble of AMFB       (864) 255-7595

For release after 5:00 p.m.                        March 19, 1997


           CCB FINANCIAL AND AMERICAN FEDERAL BANK
            ANNOUNCE COMPLETION OF DUE DILIGENCE


          Durham, North Carolina----CCB Financial
Corporation (CCB) and American Federal Bank, FSB (AMFB) are pleased to announce the satisfactory completion of their due diligence review and look forward to closing the transaction early in the third quarter of 1997.
          The combination of Durham-based CCB and
Greenville-based AMFB will form a financial institution with approximately $6.9 billion in assets and $5.5 billion in deposits. Ninety percent of the deposits will be located in metropolitan areas, including four along
Interstate 85:  Raleigh-Durham, Greensboro-Winston-Salem-
High Point, Charlotte and Greenville-Spartanburg. CCB will become the sixth-largest bank based in the Carolinas and will rank 14th among banks in the Southeast.

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CCB FINANCIAL CORPORATION
111 CORCORAN STREET
P.O. BOX 931
DURHAM, NC  27702